UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2026

Stablecoin Development Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33678	68-0454536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Ave, Suite 800, West Palm Beach, FL 33401
(Address of principal executive offices and zip code)

(561) 206-4345
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SDEV	NYSEAmerican

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Selected Preliminary Quarter-End Information and Digital Asset Holdings

Stablecoin Development Corporation (the “Company”) is providing the following update regarding its digital asset holdings and selected balance sheet information as of September 30, 2026. All figures are preliminary and unaudited, remain subject to the completion of the Company’s quarter-end closing procedures, and are qualified in their entirety by the financial statements to be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

•
As of September 30, 2026, the Company held 2,321,079,862 SKY tokens (“SKY”), the governance token of the Sky Protocol, substantially all of which was deployed in the Sky Protocol’s staking smart contract.

•
Based on a SKY price of $0.07764 as of September 30, 2026, the fair value of the Company’s SKY holdings (its “Digital Asset NAV,” as defined in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026) was approximately $180.2 million, as compared to approximately $119.2 million as of June 30, 2026.

•
During the quarter ended September 30, 2026, the Company earned approximately 34.6 million SKY in staking rewards. All staking rewards earned to date have been retained, substantially all of which remain deployed in staking, and the Company has not sold any SKY to date.

•	As of September 30, 2026, the Company held approximately $7.2 million in cash and cash equivalents (excluding restricted cash) and had no outstanding indebtedness.

Item 8.01. Other Events.

Current Digital Asset Holdings

As of October 2, 2026, the Company held approximately 2,321,910,691 SKY, representing approximately 10% of the total supply of SKY. As previously reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, the Company held 2,286,511,374 SKY as of June 30, 2026, representing approximately 10% of the total supply of SKY.

The disclosure set forth under Item 2.02 of this Current Report on Form 8-K regarding the Company’s digital asset holdings and selected balance sheet information as of September 30, 2026, and the supplemental information regarding the Company’s business and the risks related thereto attached to this Current Report on Form 8-K as Exhibit 99.1, are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the Company’s digital asset strategy, staking activities and the expected retention and re-staking of staking rewards. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including the risks described in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, and its subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Master Service Agreement, dated January 6, 2026, between the Company and Fireblocks, Inc., together with the Order Form thereunder (incorporated by reference to Exhibit 10.3 to the Company’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-298229) filed with the SEC on September 16, 2026).

10.2
Prime Broker Agreement, dated February 4, 2026, among Payward Interactive, Inc., Payward Financial, Inc. (doing business as Kraken Financial), Staked Cayman and the Company, pursuant to which Payward Financial, Inc. provides custody services (incorporated by reference to Exhibit 10.4 to the Company’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-298229) filed with the SEC on September 16, 2026).

99.1	Supplemental Disclosure.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 5, 2026	Stablecoin Development Corporation

	By:	/s/ Michael Kazley
		Name:	Michael Kazley
		Title:	Chief Executive Officer